Exhibit 10.2

AMENDMENT NO. 1
TO ROYALTY PURCHASE AND SALE AGREEMENT
AND BILL OF SALE
AMENDMENT NO. 1 TO ROYALTY PURCHASE AND SALE AGREEMENT AND BILL OF SALE dated as of August 2, 2018 (the “Amendment”) among DEPOMED, INC., a California corporation (“Depomed”), DEPO DR SUB, LLC, a Delaware limited liability company (the “Seller”, and together with Depomed, the “Selling Parties”), and PDL Investment Holdings, LLC, a Delaware limited liability company (as assignee of PDL BIOPHARMA, INC., the “Purchaser”)
PRELIMINARY STATEMENTS
A.The Purchaser, Depomed and the Seller have entered into that certain Royalty Purchase and Sale Agreement dated as of October 18, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Royalty Purchase Agreement” and as amended, restated, supplemented or otherwise modified from time to time including pursuant hereto, the “Royalty Purchase Agreement”).
B.Pursuant to Section 5.8 of the Existing Royalty Purchase Agreement, upon the Reversionary Interest Commencement Date, Depomed shall be entitled to receive the Reversionary Interest.
C.In exchange for a payment of up to $20,000,000 from the Purchaser, the Selling Parties are willing to (1) amend the Existing Royalty Purchase Agreement and the other Transaction Documents to, among other changes, remove the right of Depomed to receive the Reversionary Interest, and (2) transfer the equity interest in the Seller from Depomed to the Purchaser or its designee, in each case upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Royalty Purchase Agreement.
SECTION 2. Amendments to Existing Royalty Purchase Agreement and Bill of Sale. Subject to the terms and conditions set forth herein, effective on the Amendment Effective Date (as defined below):
(a)Section 1.1 of the Existing Royalty Purchase Agreement shall be amended by:
(i)adding the following definition in appropriate alphabetical order: “DM Portfolio Intellectual Property Transferee” has the meaning set forth in Section 5.5(b).”;
(ii)adding the following definition in appropriate alphabetical order: ““First Amendment” means the Amendment No. 1 to Royalty Purchase and Sale Agreement, dated as of the Amendment Effective Date (as defined therein), among Depomed, the Seller and the Purchaser.”;
(iii)deleting the definitions of “Reversionary Interest”, “Reversionary Interest Commencement Date” and “Reversionary Interest Threshold”, and any reference to any such defined terms in the Royalty Purchase Agreement or any other Transaction Document shall be deemed deleted and of no further force and effect; and
(iv)deleting the phrase “, subject to the Reversionary Interest” in the definition of “Subject Assets”.
(b)Section 2.5(a) of the Existing Royalty Purchase Agreement shall be amended by deleting the phrase “, subject to the Reversionary Interest”.
(c)Section 5.5(b) of the Existing Royalty Purchase Agreement shall be amended and restated in its entirety as follows:
“(b)    The Selling Parties shall not, without the prior written consent of the Purchaser and subject in all respects to Section 5.5(a), withhold any consent, grant any consent, exercise or waive any right or option, fail to exercise or waive any right or option or take or fail to take any action in respect of, affecting or relating to the Subject

Assets, any DM Portfolio Product or the License Agreements, insofar as they relate to any DM Portfolio Product or DM Portfolio Intellectual Property Rights, until and unless all of the membership interests in Seller have been transferred to the Purchaser, and thereafter only if doing so could not reasonably be expected to, in any case, (i) result in an Adverse Change or (ii) conflict with or cause a default under, or breach or termination of any Transaction Document or the License Agreements. In addition, Depomed shall in no event directly or indirectly sell, assign, convey, transfer or otherwise dispose of any DM Portfolio Intellectual Property Rights to a Person (a “DM Portfolio Intellectual Property Transferee”) unless any applicable License Agreement has been concurrently assigned to such DM Portfolio Intellectual Property Transferee.”
(d)Section 5.8 of the Existing Royalty Purchase Agreement shall be amended by deleting it in its entirety and replacing it with: “[Intentionally Omitted].”
(e)Section 5.9 of the Existing Royalty Purchase Agreement shall be amended by:

(i)
revising the first two sentences of Section 5.9(a) to read as follows: “Notwithstanding the accounting treatment thereof, for United States federal, state, local and foreign tax purposes, the Selling Parties and the Purchaser shall (i) treat the transactions contemplated by the Transaction Documents as a sale as of the Closing Date and (ii) treat the transactions contemplated by the First Amendment as a sale as of the Amendment Effective Date (as defined in the First Amendment). Accordingly, any and all Royalty Payments made pursuant to the License Agreements after the Closing Date (including any Royalty Payments in respect of the interest treated as sold to Purchaser pursuant to the transactions contemplated by the First Amendment) shall be treated as made to the Purchaser for United States federal, state, local and foreign tax purposes.”

(ii)	changing the references to Section 5.8 in Section 5.9(b) to Section 5.9.
(f)A new Section 5.17 is hereby added to the Existing Royalty Purchase Agreement as follows:
“Section 5.17    Power of Attorney.
(a)    Appointment and Powers of PDL Subsidiary. Depomed, in its capacity as Member of Seller, hereby irrevocably constitutes and appoints the PDL Subsidiary and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Depomed, in its capacity as Member of Seller, and in the name of Depomed, Seller, or in PDL Subsidiary’s own name, for the purpose of carrying out the terms of the LLC Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the LLC Agreement, without notice to or assent by Depomed or Seller. To the extent permitted by law, Depomed and Seller each hereby ratifies all that PDL Subsidiary shall lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney is a power coupled with an interest and is irrevocable.
(b)    Ratification by Seller. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 5.17. This power of attorney is a power coupled with an interest and is irrevocable.
(c)    No Duty on the PDL Subsidiary. The powers conferred on the PDL Subsidiary, its directors, officers and agents pursuant to this Section 5.17 are solely to protect the PDL Subsidiary’s and the Purchaser’s interests under the Transaction Documents and shall not impose any duty (fiduciary or otherwise) upon any of them to exercise any such powers.
(g)Section 7.1 of the Existing Royalty Purchase Agreement shall be amended by adding the following clauses (C) and (D) to the proviso thereof:
“(C) from and after the Amendment Effective Date (as defined in the First Amendment), to the extent resulting from acts or omissions of the Seller directed by the Purchaser or its Affiliates pursuant to the power of attorney granted under Section 5.17 or (D) from and after the Consent Effective Date (as defined in the First Amendment), to the extent resulting from acts or omissions of the Seller directed by the Purchaser or its Affiliates acting in the capacity as the Manager of the Seller or a Member of the Seller.”

(h)Section 7 of the Bill of Sale shall be amended by deleting the phrase “, subject to the Reversionary Interest” in the definition of “Subject Assets”.
(i)As of the Amendment Effective Date, all rights granted to Depomed with respect to the Reversionary Interest by the Existing Royalty Purchase Agreement shall terminate, have no further force and effect and, if necessary, are hereby reconveyed to the Purchaser.
(j)Notwithstanding anything herein or any of the Transaction Documents, on and after the Amendment Effective Date, none of Depomed, or any of its unit holders, shareholders, managers, officers, directors, heirs, successors and assigns, shall have any duty, liability or obligation of any nature with respect to the actions or inactions of Seller that are solely the result of the exercise by PDL Subsidiary of its rights, obligations or control under the LLC Agreement. Further, from and after the transfer of the Seller to the Purchaser as contemplated by Section 6(c) of this Amendment, none of Depomed, or any of its unit holders, shareholders, managers, officers, directors, heirs, successors and assigns, shall have not have any duty, liability or obligation of any nature with respect to the actions or inactions of Seller.
SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when:
(a)the Purchaser shall have received a copy of this Amendment, duly executed and delivered by each of the Selling Parties;
(b)the Purchaser shall have received, in form and substance satisfactory to the Purchaser, an executed release with respect to any lien granted on the Reversionary Interest and the equity interests of the Seller in favor of Deerfield Private Design Fund III, L.P., as collateral agent (in such capacity, the “Deerfield Collateral Agent”) for the purchasers party to the Note Purchase Agreement dated as of April 2, 2015 among Depomed, such purchasers and the Deerfield Collateral Agent; and
(c)the Purchaser shall pay (or cause to be paid) to Depomed $10,000,000 in immediately available funds by wire transfer to the Seller Account.
SECTION 4. Conditions Precedent to Final Payment. The Purchaser shall pay (or cause to be paid) to Depomed $10,000,000 in immediately available funds by wire transfer to the Seller Account when (the date on which the conditions below have been satisfied or waived by the Purchaser, the “Consent Effective Date”):
(a)the Purchaser shall have received an executed copy of an amended and restated limited liability company agreement of the Seller in the form attached hereto as Exhibit A (the “LLC Agreement”) and Depomed, as the sole member of the Seller, shall have taken action by written consent of the sole member in the form attached hereto as Exhibit B to appoint the PDL Subsidiary as the sole manager of the Seller; and
(b)the Purchaser shall have received a Required Consent (as defined in Section 6(b) herein) with respect to the Santarus Agreement.
SECTION 5. Representations and Warranties. Each party hereto represents and warrants to the others that:
(a)Such party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by each party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 6. Further Assurances.
(a)Each Seller Party agrees, at the Purchaser’s sole cost and expense, to consent to or take any action reasonably requested by the Purchaser to further evidence, give effect to or carry out the terms of this Amendment.
(b)Depomed shall use its commercially reasonable efforts to obtain the Required Consents with respect to each License Agreement within 90 days of the Amendment Effective Date (or such later date as agreed to in writing by the Purchaser in its sole discretion). “Required Consents” means the written consent of each Licensee to the transfer of the equity interests in the Seller or rights under the License Agreement from Depomed or the Seller, as applicable, to a Subsidiary of the Purchaser (the “PDL Subsidiary”) and, in the case of the Santarus Agreement, the appointment of the PDL Subsidiary to serve as the sole manager of the Seller, in form and substance reasonably satisfactory to the Purchaser.

(c)Promptly after receipt of the Required Consents, Depomed shall transfer its membership interests in Seller to the PDL Subsidiary.
SECTION 7. Reference to and Effect on the Existing Royalty Purchase Agreement and the Transaction Documents.
(a)On and after the Amendment Effective Date, each reference in the Existing Royalty Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Royalty Purchase Agreement shall mean and be a reference to the Existing Royalty Purchase Agreement as amended by this Amendment on the Amendment Effective Date.
(b)The Existing Royalty Purchase Agreement and each of the other Transaction Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the Purchaser or the Selling Parties under any of the Transaction Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Transaction Documents.
SECTION 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterparty may be executed by facsimile or other electronic transmission (including .pdf) and such facsimile or other electronic transmission shall be deemed an original.
SECTION 9. Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Sections 9.2, 9.3, 9.4, 9.7(b)-(d), 9.8, 9.9, 9.11, 9.12, 9.13 and 9.14 of the Existing Royalty Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
DEPOMED, INC.
By: /S/    ARTHUR HIGGINS
Name: Arthur Higgins
Title: Chief Executive Officer

DEPO DR SUB, LLC
By: /S/ ARTHUR HIGGINS
Name: Arthur Higgins
Title: Chief Executive Officer

PDL Investment Holdings, LLC
By: /S/    CHRISTOPHER STONE
Name: Christopher Stone
Title: Chief Executive Officer and Treasurer